Exhibit 21


        SUBSIDIARIES OF INTERNATIONAL MULTIFOODS CORPORATION


     The following is a list of the Company's subsidiaries as of March 1, 2000, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                     Jurisdiction
                                                          of
Name of Subsidiary                                  Incorporation
------------------                                  -------------
Fantasia Confections, Inc.                          California
Multifoods Bakery Distributors, Inc.                Delaware
Multifoods Bakery International, Inc.               Delaware
     Inversiones 91060, C.A.                        Venezuela
Multifoods Distribution Management, Inc.            Delaware
     Better Brands, Inc.                            Delaware
     Multifoods Distribution Group, Inc.            Colorado
     Multifoods Merchandising, Inc.                 Delaware
Multifoods Venezuela, C.A.                          Venezuela
Robin Hood Multifoods Inc.                          Ontario
     Multifoods Inc.                                Ontario
     Gourmet Baker Inc.                             Ontario
     980964 Ontario Limited                         Ontario